Exhibit 99.1

NEWS RELEASE

Internap Reports Financial Results
for First Quarter 2005

-- Record Revenues of $37.9 Million Net Income Positive Guidance during 2005 --

ATLANTA - May 9, 2005 - Internap Network Services Corporation (AMEX: IIP), a leading provider of performance-based routing services for IP networks, today reported fiscal first quarter results for the quarter ended March 31, 2005. For the first quarter, revenues totaled $37.9 million, an increase of 4.4% compared to the first quarter of 2004. Net loss for the first quarter was $0.6 million, an improvement of approximately 80% compared to the same period in 2004.

Quarterly Highlights:
•
The Company’s customer base grew to 1,984 customers, an increase of 55 net new customers in the quarter. Among the new customers are: Affiliated Computer Services, Aspen Marketing Services, Cambridge Associates, Edmunds.com, Hollywood Media and Pulse Entertainment

•	Gross margin was 47% (defined as revenues of $37.9 million less $19.9 million of direct cost of revenues, excluding depreciation and amortization, divided by revenues)
•	Capital Expenditures totaled $3.0 million
•	Cash, cash equivalents and investments in marketable securities at March 31, 2005 were $44.2 million

2005 Full Year Guidance:
•	Full year revenue growth of 3% to 5%
•	Gross Margins in the current range 47% to 48%
•	Capital Expenditures in the range $10 million to $12 million
•	Turning net income positive during the year 2005

Internap’s net loss was $0.6 million for the first quarter of 2005 compared to a net loss of $2.6 million for the first quarter of 2004. Included in the net loss for the first quarter of 2005 was a positive impact of $1.1 million related to the reversal of an estimated liability for an assessment from the New York State Department of Taxation originally recorded in the second quarter of 2004.

First quarter results (in millions):

	For the Three Months Ended:
	March 31, 2005	December 31, 2004	March 31, 2004 (restated)
Revenues	$37.9	$37.1	$36.3
Direct cost of revenue, excluding depreciation and amortization	19.9	20.0	19.2
Selling, general and administrative expenses	15.0	16.4	14.8
Depreciation and amortization	3.5	3.8	4.7
Loss from operations	(0.5)	(3.1)	(2.4)
Non-operating expenses, net	0.1	0.2	0.2
Net loss	$(0.6)	$(3.3)	$(2.6)

EBITDA	$3.0	$0.7	$2.6

Conference Call Information:
Internap’s first quarter teleconference will be held today beginning at 5:00 p.m. EST. The dial-in numbers are 800-659-1966; pass code 47012413 for domestic callers, and 617-614-2711, pass code 47012413 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. Internap will also provide a telephonic replay of the call by dialing 888-286-8010, pass code 15972832.

About Internap
Internap is the market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice over IP (VoIP), video-conferencing, and streaming audio/video across the Internet. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers the entire Internet as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 1,980 customers including Fortune 1000 and mid-tier enterprises in the financial services, government, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

# # #

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to our ability to achieve profitability; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect our intellectual property; the outcome of our securities litigation; litigation due to infringement of third-party intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; risks associated with material weaknesses in our internal controls identified as part of our evaluation under section 404 of the Sarbanes-Oxley Act of 2002 and related increases in expense, including our ability to remediate those weaknesses; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; and volatility of our stock price.  These risks and others are discussed in more detail in our Current Report on Form 10-K filed with the SEC on April 1, 2005 and our other filings with the SEC. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Internap and P-NAP are registered trademarks and Flow Control Platform is a trademark of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact	Investor Contact
Amy Cielinski	Andrew Albrecht
404-302-9784	404.302.9841
acielinski@internap.com	aalbrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended March 31,
	2005	2004 (restated)

Revenues	$37,855	$36,250

Costs and expenses:
Direct cost of revenues, exclusive of depreciation and amortization shown below	19,887	19,152
Customer support	2,662	2,599
Product development	1,445	1,626
Sales and marketing	6,326	5,506
General and administrative	4,490	5,100
Depreciation and amortization	3,496	4,747
Loss (gain) on sale and retirement of property and equipment	6	(10)

Total operating costs and expenses	38,312	38,720

Loss from operations	(457)	(2,470)

Non-operating (income) and expense:
Interest income	(275)	(62)
Interest expense	374	598
Other expense (income), net	14	(361)

Total non-operating expense	113	175

Net loss	$(570)	$(2,645)

Basic and diluted net loss per share	$(0.00)	$(0.01)

Weighted average common shares outstanding used in computing basic and diluted net loss per share	338,199	243,452

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$29,173	$33,823
Restricted cash	76	76
Short-term investments in marketable securities	10,393	12,162
Accounts receivable, net of allowance of $1,375 and $1,124, respectively	16,602	16,943
Inventory	270	345
Prepaid expenses and other assets	3,125	3,202

Total current assets	59,639	66,551

Property and equipment, net of accumulated depreciation of $141,107 and $138,000	55,061	54,378
Investments	6,602	6,693
Intangible assets, net of accumulated amortization of $17,667 and $17,522 respectively	2,762	2,898
Goodwill	36,314	36,314
Deposits and other assets	1,473	1,315

Total assets	$161,851	$168,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$5,847	$6,483
Accounts payable	6,740	11,129
Accrued liabilities	5,537	7,269
Deferred revenue, current portion	1,833	1,826
Capital lease obligations, current portion	523	512
Restructuring liability, current portion	1,827	2,397

Total current liabilities	22,307	29,616

Notes payable, less current portion	10,938	12,031
Deferred revenue, less current portion	450	421
Capital lease obligations, less current portion	671	806
Restructuring liability, less current portion	5,706	5,756
Deferred rent	8,593	5,781

Total liabilities	48,665	54,411

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 600,000 shares authorized; 338,417 and 338,148 shares issued and outstanding, respectively	338	338
Additional paid in capital	968,050	967,951
Accumulated deficit	(855,718)	(855,148)
Accumulated items of other comprehensive income	516	597

Total stockholders’ equity	113,186	113,738

Total liabilities and stockholders’ equity	$161,851	$168,149

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,
	2005	2004 (restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(570)	$(2,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,496	4,747
Provision for doubtful accounts	363	680
Loss from equity method investment	16	145
Non-cash interest expense on capital lease obligations	—	338
Non-cash changes in deferred rent	470	230
Other, net	(48)	304
Changes in operating assets and liabilities:
Accounts receivable	(22)	(684)
Inventory, prepaid expenses, deposits and other assets	(6)	678
Accounts payable	(4,389)	306
Accrued liabilities	(427)	(716)
Deferred revenue	36	(1,534)
Accrued restructuring charge	(620)	(690)

Net cash (used in) provided by operating activities	(1,701)	1,159

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,958)	(1,401)
Proceeds from sale of investments in marketable securities	1,815	—
Change in restricted cash	—	29
Proceeds from disposal of property and equipment	—	10
Other	(52)	(56)

Net cash used in investing activities	(1,195)	(1,418)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(1,729)	(702)
Payments on capital lease obligations	(124)	(37)
Proceeds from exercise of stock options and warrants	99	1,197
Change in revolving credit facility	—	6,908
Proceeds from issuance of common stock	—	55,931

Net cash (used in) provided by financing activities	(1,754)	63,297

Net (decrease) increase in cash and cash equivalents	(4,650)	63,038
Cash and cash equivalents at beginning of period	33,823	18,885

Cash and cash equivalents at end of period	$29,173	$81,923

INTERNAP NETWORK SERVICES CORPORATION
SELECTED UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(in thousands)

	For the Three Months Ended:
	March 31, 2005	December 31, 2004	March 31, 2004 (restated)
Revenues	$37,855	$37,147	$36,250
Direct cost of revenue, excluding depreciation and amortization	19,887	19,973	19,152
Selling, general and administrative expenses	14,929	16,453	14,821
Depreciation and amortization	3,496	3,776	4,747
Loss from operations	(457)	(3,055)	(2,470)
Non-operating expenses, net	113	212	175
Net loss	$(570)	$(3,267)	$(2,645)

EBITDA reconciliation:
Net loss	$(570)	$(3,267)	$(2,645)
Depreciation and amortization	3,496	3,776	4,747
Income taxes	--	--	--
Interest expense, net	99	166	536
EBITDA	3,025	675	2,638
Interest expense, net	(99)	(166)	(536)
Provision for doubtful accounts	363	429	680
Non-cash changes in deferred rent	470	195	230
Other non-cash adjustments	(32)	27	787
Changes in operating assets and liabilities:
Accounts receivable	(22)	(209)	(684)
Inventory, prepaid expenses, deposits and other assets	(6)	(1,103)	678
Accounts payable, accrued liabilities, deferred revenue and accrued restructuring charges	(5,400)	(552)	(2,634)
Net cash (used in) provided by operating activities	$(1,701)	$(704)	$1,159

EBITDA is defined as net loss reduced for the provision for income taxes, net interest expense, and depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net loss, income (loss) from operations, or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on our net loss is not significant, but depreciation and amortization, primarily as a result of the capital-intensive nature of our operations and acquisitions, is significant. Management believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of our financial data who wish to evaluate our ability to generate future cash flows.